Exhibit 10.2

                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (the "Agreement") dated as of June 6, 2005 between PURE WORLD, INC., a Delaware corporation (the "Company"), and Paul O. Koether (the "Consultant").

                                    RECITALS

      The Consultant currently serves as Chairman of the Company.

      The Company, NATUREX, S.A., a societe anonyme organized under the laws of the French Republic ("Parent"), and NATUREX ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Parent ("Purchaser"), are parties to that certain Agreement and Plan of Merger dated the date hereof (the "Merger Agreement") pursuant to which Purchaser will acquire all of the outstanding shares of common stock of the Company, including those of Consultant, and Purchaser will be merged with and into the Company with the Company continuing as the surviving corporation and an indirect wholly-owned subsidiary of Parent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

      Concurrent with the execution and delivery of the Agreement and the Merger Agreement, Consultant and the Company have entered in to an Amendment to that certain Employment Agreement (the "Employment Agreement") dated as of November 11, 2003 between Consultant and the Company pursuant to which Consultant is entitled to certain payments if Consultant terminates his employment with the Company following a Change of Control (as such term is defined in the Employment Agreement).

      The Company desires that Consultant continue to provide certain consulting services to the Company conditioned upon Consultant terminating his employment following a Change in Control, and Consultant is willing to provide such consulting services.

      NOW, THEREFORE, the parties agree as follows:

      1. Consulting Services. Upon the terms and subject to the conditions set forth in this Agreement, commencing on the Termination Date, as such term is defined in the Employment Agreement, the Company shall engage Consultant as a consultant, and Consultant shall accept such engagement.

      2. Services. Consultant shall serve as a consultant to the Company and shall have such duties and responsibilities consistent with Consultant's present status with the Company as the Company shall from time to time determine. The Consultant shall devote such amount of his working time, attention and efforts to the business and affairs of the Company as may be reasonably required by the Company but not to exceed ten hours per month and which shall be scheduled so as not to interfere with Consultant's other business interests. Consultant may devote time to his other business interests, including but not limited to serving as Chairman of Kent Financial Services, Inc. and Cortech, Inc., and engaging in the securities brokerage business, currently as a registered representative of T. R. Winston & Company, Inc.

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      3. Term of Agreement. The term (the "Term") of the Agreement shall commence on the Termination Date and shall expire on the third anniversary of the Termination Date.

      4. Compensation.

      4.1 Services. For all services rendered by Consultant under this Agreement, the Company shall during the Term pay Consultant an annual consulting fee of $100,000 (the "Consulting Fee") in equal monthly installments.

      4.2 Termination of Employment Agreement. The Employment Agreement shall be terminated in accordance with Section 6.3 thereof upon Purchaser accepting for payment any Shares tendered pursuant to the Offer and the payments then due the Executive under Section 6.3 (i.e., $645,000), shall be paid to Executive simultaneously with payment for the Shares tendered in the Offer.

      5. Benefits, Expense Reimbursement.

      5.1 Benefit Plans. The Company shall provide Consultant with such medical and hospital insurance benefits currently made available to executive level employees of the Company to the extent Consultant is eligible to participate in such plans. If, as a result of his termination of employment, Consultant is no longer eligible to participate in such medical and hospital insurance benefit plans, the Company shall provide comparable coverage to Consultant; provided that the cost to the Company for providing such coverage shall not exceed the current cost to the Company of providing such coverage. The Company may, at its option, satisfy its obligation to provide such coverage for the portion of the Term that coverage is available pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") by paying, on behalf of Consultant, the premium required to continue coverage under COBRA.

      5.2 Expenses. The Company shall reimburse Consultant for all expenses incurred by Consultant in connection with the performance of his duties for the Company under this Agreement in accordance with the standard expense reimbursement policies of the Company as in effect from time to time.

      5.3 Death Benefits. If Consultant dies during the Term, payments pursuant to Section 4 shall not cease and the Company shall continue to pay to Consultant's estate the payments provided for in Section 4 during the remainder of the Term.

      5.4 Automobile. The Company shall provide to Consultant continued use of the same automobile (or equivalent) as the Company has heretofore provided to Consultant and upon the same terms and conditions.

      6. Covenant Not to Compete.

      6.1 Covenant. Subject to Section 6.2, from the date hereof through the end of the Term, Consultant shall not do any of the following:

            i. Engage, directly or indirectly, in (a) the nutraceutical business, (b) the businesses currently conducted by the Company or any of its subsidiaries or affiliates or (c) any business similar to the business currently being conducted by the Company or any of its subsidiaries or affiliates,


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

                  including, but not limited to, the manufacture and sale of botanical extracts, flavors and fragrances (x) within 100 miles of any of the facilities of the Company, any of its subsidiaries or affiliates or the U.S. subsidiaries of Parent,
                  (y) anywhere else in the United States or (z) anywhere else in the world for sale or distribution of goods into the United States.

            ii. Engage, directly or indirectly, in any way in the solicitation of employees or independent contractors of the Company or its subsidiaries or affiliates in connection with any job, venture or other employment opportunity of any nature.

            iii. Interfere in any material way, directly or indirectly, whether for his own account or for the account of any other person, firm, corporation or other business organization, with the Company's relationship with, or endeavor to entice away from the Company, any person, firm corporation or other entity who or which was an executive employee, consultant, distributor, agent, contractor, supplier, source of material and/or product or customer of, the Company.

            iv. Engage, directly or indirectly, with Dr. QunYi Zheng or any of his affiliates in activities that are competitive with the activities of the Company or any of its subsidiaries or affiliates.

      6.2 Engagement in Business. For purposes of this Section 6, Consultant shall be deemed directly or indirectly engaged in a business or activity if he participates in such business or activity as a material proprietor, partner, joint venturer, stockholder, director, officer, manager, employee, consultant, advisor or agent or if he controls such business or entity. Notwithstanding the above, Consultant shall not be deemed a stockholder merely by reason of holding less than five percent (5%) of the outstanding equity of any publicly-owned corporation; provided that Consultant shall not be in a control position with regard to such corporation.

      6.3 Rights and Remedies Upon Breach. In the event of any breach or threatened breach of any of the preceding provisions of Sections 6 or 7, the Company shall have the right to obtain specific enforcement and performance of such provisions by any court of competent jurisdiction, it being agreed that any such breach or threatened breach would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Consultant acknowledges that the restrictive covenants set forth in Sections 6 or 7 are reasonable and necessary to protect and maintain the proprietary and other legitimate business interests of the Company and its subsidiaries and affiliates and that the enforcement of such restrictive covenants shall not prevent Consultant from earning a livelihood. Consultant further acknowledges that the remedy at law for any breach or threatened breach of Sections 6 or 7, if such breach or threatened breach is held by a court to exist, shall be inadequate and, accordingly, that the Company and its subsidiaries and affiliates shall, in addition to all other available remedies, be entitled to injunctive relief without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law. Such right shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity. The period of time during which the provisions of Section 6.1 shall apply shall be extended by the length of time during which Consultant is in breach of the terms of Section 6.1.


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

      6.4 Validity of Provision. The provisions in this Section 6 shall be construed as a separate covenant covering competition in each of the separate cities, counties, states or other jurisdictions in which the Company is engaged in business and, to the extent that it shall be judicially determined to be illegal or unenforceable in any such cities, counties, states or other jurisdictions, the provisions hereof will be valid and enforceable in those jurisdictions and for those periods of time in which such provisions are valid and enforceable

      7. Confidential Information.

      7.1 No Disclosure; Definition of Confidential Information. Consultant shall not at any time during the Term or thereafter use for his own benefit and/or reveal, divulge or publish or make known, directly or indirectly, to any person, including for example and not by way of limitation, any information contained in the Company's books and records, any customers of the Company and any other business information relating to the business of the Company, whether written or oral, that Consultant has acquired during the Term (hereinafter referred to as "Confidential Information"). Notwithstanding the above, the term Confidential Information shall not include: (i) any information which is in the public domain and could readily be known or determined without being employed by the Company or which enters the public domain through no breach of Consultant's obligations hereunder; and (ii) any information which Consultant acquires through or from parties independent of the Company, but only to the extent Consultant can verify the independence of his information or knowledge to the reasonable satisfaction of the Company; and (iii) any information required to be disclosed by law or regulation.

      7.2 Information Held in Trust. Consultant shall hold in trust and confidence for the benefit of the Company all Confidential Information of the Company, and Consultant shall not disclose such Confidential Information for any purpose other than on behalf of the Company in accordance with his duties under this Agreement. Consultant shall not make any copies of Confidential Information without the express prior written consent of the Company. It is hereby expressly understood that by disclosing the Confidential Information to Consultant, the Company does not grant any express, implied or other license or right of any nature to Consultant with respect to the Confidential Information.

      7.3 Duties Upon Termination. Upon expiration of the Term or termination of Consultant's services for the Company irrespective of the time, manner or cause of such Termination and upon written request by the Company, Consultant shall surrender to the Company or destroy all lists, books, records and documents provided by, belonging to, relating to or used in connection with the Company's business and/or all other property belonging to the Company or to the Company's customers.

      7.4 Information from Consultant. The Company does not wish to receive any confidential information from Consultant. Any and all information disclosed by Consultant to the Company shall not be deemed confidential, and the Company shall be under no obligation to retain any such information in confidence.

      8. No Conflicting Commitments. Consultant represents and warrants to the Company that he has no commitments or obligations of any kind whatsoever inconsistent with this Agreement and is under no disability of any kind whatsoever which would impair, infringe upon or limit Consultant's ability to enter this Agreement or to perform the services required hereunder.


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

      9. Governing Law. This Agreement has been executed and delivered in the State of New Jersey, and shall in all respects be interpreted, construed, and governed by and in accordance with the laws of the State of New Jersey. Except as otherwise herein provided, all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to, or from this Agreement shall be litigated exclusively and only in courts having situs within the State of New Jersey, and the parties hereby consent and submit to the jurisdiction of any state or federal court located in the State of New Jersey.

      10. Independent Contractor. Consultant shall perform his services hereunder as an independent contractor, and nothing contained herein shall be deemed to create any association, partnership, joint venture, or relationship of principal and agent or master and servant between the parties hereto or any affiliates or subsidiaries thereof, or to provide either party with the right, power, or authority, whether express or implied, to create any such duty or obligation on behalf of the other party.

      11. Notices. All notices hereunder shall be in writing and personally delivered or mailed by registered or certified mail, following address return receipt requested, to the following address:

          If to the Company:

              Pure World, Inc.
              376 Main Street
              P.O. Box 74
              Bedminster, New Jersey 07921
              Telephone No.: (908) 234-9220
              Facsimile No:  (908) 766-4160
              Attention: : President

          with a copy to:

          Prior to the Termination Date:

              Guy P. Lander, Esq.
              Davies Ward Phillips & Vineberg LLP
              625 Madison Avenue, 12th Floor
              New York, New York 10022
              Telephone No.: (212) 588-5511
              Facsimile No: (212) 308-0132

          On or after the Termination Date:

              Burton K. Haimes, Esq.
              Thelen Reid & Priest LLP
              875 Third Avenue
              New York, New York 10022
              Telephone No.: (212) 603-2000
              Facsimile No.: (212) 603-2001


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

          If to the Executive:

              Paul O. Koether
              211 Pennbrook Road
              P. O. Box 97
              Far Hills, New Jersey 07931

          with a copy to:

              Guy P. Lander, Esq.
              Davies Ward Phillips & Vineberg LLP
              625 Madison Avenue, 12th Floor
              New York, New York 10022
              Facsimile No: (212) 308-0132

The Company or Consultant may hereafter designate another address to the other in writing for purposes of notices under this Agreement.

      12. Waivers. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

      13. Assignability. This Agreement shall not be assignable by the Company without the written consent of Consultant, except that if the Company merges or consolidates with or into, or transfers substantially all of its assets to, another corporation or other form of business organization, this Agreement shall be binding on Consultant and be for the benefit of and binding upon the successor of the Company resulting from such merger, consolidation or transfer without Consultant's consent. Consultant may not assign, pledge, or encumber any interest in this Agreement or any part thereof without the express written consent of the Company, this Agreement being personal to Consultant.

      14. Severability. Each provision of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. If any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any such provision held reflecting the original unlawful, there shall be substituted a provision of similar import intent of the parties hereto to the extent permissible under law.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above written.

                                                  THE COMPANY:

                                                  PURE WORLD, INC.

                                                  By: /s/ Qun Yi Zheng
                                                      --------------------
                                                  Name: Qun Yi Zheng
                                                  Title: President


                                                  CONSULTANT:

                                                  /s/ Paul O. Koether
                                                  ------------------------
                                                  Paul O. Koether


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